Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210943, 333-197102, 333-182929, 333-182928, 333-144192, 333-144191, 333-144182, 333-135360, 333-127057, 333-116734, 333-116733, 333-106310, 333-100574, 333-43486, 333-41376, 333-62013, and 033-61111) of Churchill Downs Incorporated of our report dated February 27, 2019 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 27, 2019